                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                   Form 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     APRIL 15, 1999


                                   DeVRY INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


         DELAWARE                    012751                 36-3150143
----------------------------      -------------          --------------------
(State or other jurisdiction      (Commission            (IRS Employer
  of incorporation                 File Number)           Identification No.)


   ONE TOWER LANE, OAKBROOK TERRACE, IL                      60181
   ----------------------------------------                ----------
   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code      (630)571-7700













Total number of pages: 3

Item 5 - Other Events


See the following press release dated April 15, 1999, announcing the signing of a letter of intent to acquire the Denver Technical College.


                   DEVRY SIGNS LETTER OF INTENT TO PURCHASE
                           DENVER TECHNICAL COLLEGE


OAKBROOK TERRACE, Ill. - DeVry Inc. (DV: NYSE), an international higher-education system, announced today that it has signed a letter of intent to purchase for stock Educational Development Corporation (EDC), which does business as Denver Technical College (DTC).

The acquisition, which is contingent upon satisfactory completion of due diligence, would allow DeVry Institutes to expand for the first time into the Rocky Mountain region and into new curriculum areas.

DTC, a privately owned postsecondary institution with campuses in Denver and Colorado Springs, is one of the largest technical colleges in Colorado, with more than 1,700 students. The college offers undergraduate and graduate degree programs in electronics, computer technology, business and medical technology fields.

"We're excited about DeVry's entry into a major market that provides good growth potential in technology fields," said DeVry Inc. President Ronald L. Taylor. "By combining with Denver Technical College, DeVry can enter this attractive area much more quickly than we could by building a new DeVry Institute. DTC represents the first expansion through acquisition for the DeVry Institutes division, and we expect Denver Technical College to be a significant long-term contributor to the growth of our system."

"Denver Technical College gives us an opportunity to expand our academic offerings in an efficient and high-quality manner," said Chairman Dennis J. Keller. "DeVry will have access to DTC's technology-based curricula and the coursework that has been developed by its experienced faculty and staff."

"We are pleased to have signed a letter of intent with DeVry and are delighted with the prospect of joining forces with the DeVry Institutes," said EDC Chairman Charles E. Aysseh and President Raul Valdes-Pages. "DeVry provides DTC with national presence and strong academic and financial resources to help us continue our growth. Our students will benefit greatly from this merging of academic institutes."

Since its founding in 1945, DTC has been a leader in private technical education. It was the first private college in Colorado to offer associate degree programs. Bachelor's degree offerings were approved by the State of Colorado in 1986, and later DTC was one of the first technical colleges in the state to be approved for a master's degree program. DTC is accredited by the Accrediting Commission of Career Schools/Colleges of Technology.

DeVry Inc., one of the largest publicly held international higher-education companies in North America, owns and operates DeVry Institutes, Keller Graduate School of Management and Becker CPA Review.


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                DeVRY INC.
                                               ------------
                                               (REGISTRANT)



Date: APRIL 19, 1999                      /s/Norman M. Levine
                                          -------------------
                                          Norman M. Levine
                                          Vice President Finance, Controller,
                                          Chief Financial and Accounting
                                          Officer